AMENDED AND RESTATED SUBSIDIARIES PLEDGE AGREEMENT


     THIS AMENDED AND RESTATED SUBSIDIARIES PLEDGE AGREEMENT (this "Agreement"), dated as of the 29th day of May, 1996, is made by the undersigned corporations and the other Persons from time to time parties hereto (collectively, the "Pledgors," and individually, a "Pledgor"), each a Subsidiary of Coastal Physician Group, Inc., a Delaware corporation (the "Borrower"), to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Pledgee"), for the benefit of (i) the Lenders and the Agent under the Credit Agreement referred to hereinbelow (each Lender, the Issuing Bank and the Agent in their respective capacities as such under the Credit Agreement, jointly and severally, the "Credit Agreement Creditors," and each, a "Credit Agreement Creditor"), (ii) the Overline Lenders and the Agent under the Overline Credit Agreement (each Overline Lender, the Overline Issuing Lender (such term being used herein with the meaning given to it under the Overline Credit Agreement) and the Agent in their respective capacities as such under the Overline Credit Agreement, jointly and severally, the "Overline Creditors," and each, an "Overline Creditor") and (iii) if one or more Lenders enter into one or more Interest Rate Protection Agreements with the Borrower, any such Lenders (each Lender in its capacity as a party to any Interest Rate Protection Agreement, notwithstanding that such Lender may have ceased at any time to be a Lender under the Credit Agreement, a "Hedge Creditor," and collectively, the "Hedge Creditors"; and the Hedge Creditors, together with the Credit Agreement Creditors and the Overline Creditors, the "Secured Creditors"). Capitalized terms not defined in this introductory paragraph, in the recitals below or elsewhere herein shall, unless otherwise provided herein, have the meanings given to them in the Credit Agreement (terms defined in the Overline Credit Agreement also being deemed defined terms under the Credit Agreement).


                             RECITALS

     A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of July 29, 1994, as amended by a First Amendment thereto dated as of April 12, 1995 and by a Second Amendment thereto dated as of August 10, 1995 (as so amended, and as in effect on the date hereof, the "Existing Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.

     B. Each of the undersigned Pledgors is a Subsidiary of the Borrower and is a party (i) together with the other Subsidiaries of the Borrower, to a Guaranty Agreement, dated as of July 29, 1994 (as in effect on the date hereof, the "Existing Guaranty"), whereby each Pledgor, together with such other Subsidiaries, unconditionally guaranteed all Guaranteed Obligations (as defined in the Existing Guaranty) of the Borrower under the Credit Documents and the Interest Rate Protection Agreements, and
(ii) to a Subsidiaries Pledge Agreement, dated as of July 29, 1994 (as in effect on the date hereof, the "Existing


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Pledge Agreement"), whereby each Pledgor pledged and granted to the
Pledgee a security interest in all of its Collateral (as defined in the Existing Pledge Agreement) as security for the Obligations
(as defined in the Existing Pledge Agreement).

     C. The Borrower, the Agent and the Lenders have entered into a Third Amendment and Limited Waiver to Credit Agreement, dated as of May 29, 1996 (the "Third Amendment"; and the Existing Credit Agreement, as amended by the Third Amendment and as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Agent and the Lenders have agreed to make certain amendments to the Existing Credit Agreement and have made certain other agreements of material benefit to the Borrower and the Pledgors, including agreements to waive certain existing Events of Default on the terms and subject to the conditions set forth in the Third Amendment.

     D. Additionally, the Borrower, the Agent and the Overline Lenders have entered into a Secured Overline Credit Agreement, dated as of May 29, 1996 (as amended, modified, supplemented or restated from time to time, the "Overline Credit Agreement"), providing for the availability of certain credit facilities in the aggregate principal amount of $40,000,000 to the Borrower upon the terms and conditions set forth therein.

     E. In connection with the consummation of the transactions contemplated by the Third Amendment and the Overline Credit Agreement, and as a condition thereto, each of the Pledgors, together with the other Subsidiaries of the Borrower, has entered into an Amended and Restated Guaranty Agreement, dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the "Guaranty"), which amends and restates the Existing Guaranty and pursuant to which each Pledgor, together with such other Subsidiaries of the Borrower, has agreed (i) to confirm and ratify the guarantee under the Existing Guaranty to the Credit Agreement Creditors and any Lenders that are or may become Hedge Creditors of payment in full of the Guaranteed Obligations (as defined in the Guaranty) and (ii) to guarantee to the Overline Creditors the payment in full of the Guaranteed Obligations.

     F. As a further condition, among other things, to the effectiveness of the Third Amendment, to the making of Loans under the Credit Agreement, to the making of Overline Loans and the issuance of, and participation in, Letters of Credit (such term being used herein with the meaning given to it under the Overline Credit Agreement, except as otherwise specified) under the Overline Credit Agreement, and to the obligation of any Hedge Creditor to enter into or continue to perform any Interest Rate Protection Agreement, each Pledgor shall have agreed, by executing and delivering this Agreement, which amends and restates the Existing Pledge Agreement, (i) to confirm and ratify the pledge to the Pledgee under the Existing Pledge Agreement, for the benefit of the Credit Agreement Creditors and any Lenders that are or may become Hedge Creditors, of the Collateral (as hereinafter defined) and (ii) to pledge to the Pledgee, for the benefit of the Overline Creditors, the Collateral, in each case in order to secure the payment in full of the Secured

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Obligations (as hereinafter defined). The Secured Creditors are relying on this Agreement in their decision to consummate the transactions contemplated by the Third Amendment and the Overline Credit
Agreement, to extend credit to the Borrower under the Credit
Agreement and the Overline Credit Agreement that is otherwise not available, and to enter into and continue to perform any Interest
Rate Protection Agreements, and would not be willing to enter into the Third Amendment and the Overline Credit Agreement or to extend credit thereunder, or to enter into or continue to perform any such Interest Rate Protection Agreement, without this Agreement.

     G.   Without the execution and delivery of the Third
Amendment and the Overline Credit Agreement, there would be a material adverse effect upon the businesses of the Borrower and the Pledgors.

     H. Each Pledgor has obtained and will continue to obtain substantial and material benefits from the extension of credit to the Borrower under the Credit Agreement and the Overline Credit Agreement, and from the entering into of any Interest Rate Protection Agreements, which it could not obtain otherwise and which benefits are hereby acknowledged, and, accordingly, has agreed to execute and deliver this Agreement, which is a condition to the effectiveness of the Third Amendment and the Overline Credit Agreement.


                      STATEMENT OF AGREEMENT


     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Lenders to enter into the Third Amendment and to make Loans to the Borrower under the Credit Agreement and to induce the Overline Lenders to enter into the Overline Credit Agreement and to make Overline Loans to the Borrower thereunder from time to time (which Loans and Overline Loans the Lenders and Overline Lenders would not otherwise be required to make), to induce the Issuing Lender to issue, and the Overline Lenders to participate in, the Letters of Credit, and to induce the Hedge Parties to enter into and perform the Interest Rate Protection Agreements, each Pledgor hereby agrees as follows:

     1. Security for Secured Obligations. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

                    (i) the full and prompt payment to the Credit Agreement Creditors, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise) of all liabilities and obligations of the Pledgors, whether now existing or hereafter incurred, in respect of the guarantee of the Credit Obligations set forth in Section 1(a)(i) of the Guaranty;

                   (ii) the full and prompt payment to the Overline Creditors, at any time and from time to time as and when due
     (whether at the stated maturity, by acceleration or

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     otherwise) of all liabilities and obligations of the
     Pledgors, whether now existing or hereafter incurred, in respect of the guarantee of the Overline Obligations set forth in Section 1(a)(ii) of the Guaranty;

                  (iii) the full and prompt payment to the Hedge Creditors, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise) of all liabilities and obligations of the Pledgors, whether now existing or hereafter incurred, in respect of the guarantee of the Hedge Obligations set forth in Section 1(a)(iii) of the Guaranty;

                   (iv) the full and prompt payment to the Secured Creditors, at any time and from time to time as and when due
     (whether at the stated maturity, by acceleration or otherwise) of all liabilities and obligations of the Pledgors, whether now existing or hereafter incurred, set forth in Section 1(a)(iv) of the Guaranty;

                    (v) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or to preserve its security interest in the Collateral; and

                   (vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) through (iv) above, after an Event of Default (such term to mean and include, as relevant, for purposes of this Agreement, any "Event of Default" within the meaning of the Credit Agreement or the Overline Credit Agreement or any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period) shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) of this Section, collectively, the "Secured Obligations."

     2. Certain Definitions; Closing Representations.

     (a) As used herein, (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock, now owned or at any time hereafter acquired by any Pledgor, of any of its Subsidiaries that are corporations; (ii) the term "Interests" shall mean all of the right, title and interest of any Pledgor, now owned or at any time hereafter acquired by such Pledgor, in any of its Subsidiaries that are not corporations (including, without limitation, any partnerships and joint ventures), and shall include, without limitation, all rights and interests of such Pledgor existing under all partnership, joint venture or other agreements creating or governing such right, title and interest, to which such Pledgor is now or may hereafter become a party (as the same may be amended, modified, supplemented or restated

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from time to time, collectively, the "Investment
Agreements"), including, without limitation, all rights of such Pledgor to receive payments or other distributions thereunder, and all rights granted or terms supplied by applicable law thereunder or in connection therewith; and (iii) the term "Securities" shall mean all of the Stock and the Interests. The use of the term "Securities" hereunder to refer collectively to the Stock and the Interests is for convenience of description only and shall not be construed to mean or suggest that any of the Stock or Interests constitutes a "security" within the meaning of applicable federal or state securities laws.

     (b) All Stock at any time pledged hereunder is hereinafter called the "Pledged Stock"; all Interests at any time pledged hereunder are hereinafter called the "Pledged Interests"; all Pledged Stock and Pledged Interests together are called the "Pledged Securities"; and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

     (c) Each Pledgor represents and warrants, as to the Stock and Interests owned by such Pledgor and required to be pledged hereunder, that on the date hereof (i) the Stock consists of the number and type of shares of the capital stock of the corpora-tions as described in Part I of Annex A under the name of such Pledgor; (ii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Annex A under the name of such Pledgor; (iii) such Pledgor has no Interests and is not a party to any Investment Agreements; and (iv) such Pledgor is the holder of record and sole beneficial owner of its Stock, and there exist no warrants, options, preemptive rights or other rights or restrictions in favor of third parties in respect of any of such Stock other than as evidenced by this Agreement.


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     3. Pledge of Securities.

     (a) To secure the liabilities and obligations described under clause (i) of Section 1 and all other Secured Obligations of the Pledgors to the Agent and the Lenders now or hereafter existing under this Agreement, each Pledgor (i) hereby confirms and ratifies its pledge, assignment and grant to the Pledgee, under the Existing Pledge Agreement, of a security interest in all of the Collateral (as hereinafter defined), (ii) hereby deposits with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, accompanied by undated stock powers duly executed in blank by such Pledgor, or such other instruments of transfer as are acceptable to the Pledgee and (iii) hereby confirms and ratifies its assignment, transfer, hypothecation and setting over to the Pledgee, under the Existing Pledge Agreement, of all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

     (b) To secure the liabilities and obligations described under clause (ii) of Section 1 and all other Secured Obligations of the Pledgors to the Agent and the Overline Lenders now or hereafter existing under this Agreement, each Pledgor (i) hereby pledges, assigns and grants to the Pledgee a security interest in all of the Collateral (as hereinafter defined), (ii) hereby deposits with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, accompanied by undated stock powers duly executed in blank by such Pledgor, or such other instruments of transfer as are acceptable to the Pledgee and (iii) hereby assigns, transfers, hypothecates and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

     (c) To secure the liabilities and obligations described under clause (iii) of Section 1 and all other Secured Obligations of the Pledgors to the Hedge Creditors now or hereafter existing under this Agreement, each Pledgor (i) hereby confirms and ratifies its pledge, assignment and grant under the Existing Pledge Agreement, to the Pledgee for the benefit of any Lenders that are or may become Hedge Creditors, of a security interest in all of the Collateral (as hereinafter defined), (ii) hereby deposits with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, accompanied by undated stock powers duly executed in blank by such Pledgor, or such other instruments of transfer as are acceptable to the Pledgee and (iii) hereby confirms and ratifies its assignment, transfer, hypothecation and setting over under the Existing Pledge Agreement, to the Pledgee for the benefit of any Lenders that are or may become Hedge Creditors, of all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

     (d) Each of the grants of a security interest in subsections (a), (b) and (c) of this Section 3 is, and is intended to be, a separate, independent and distinct grant to the same extent as if each such grant were set forth in a separate document, and such grants have been included in one document solely for the administrative convenience of the Secured
Creditors.

     4. Additional Securities.

     (a) If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities (or certificates or instruments representing Securities) at any time or from time to time after the date hereof, such Securities shall be automatically deemed to be Pledged Securities and to be pledged to the Pledgee pursuant to Section 3, and such Pledgor will forthwith deposit such Securities (or certificates or instruments representing Securities) as security with the Pledgee and deliver to the Pledgee any certificates or instruments therefor, accompanied by undated stock powers duly executed in blank by such Pledgor, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in respect of such additional Securities. Each Pledgor hereby authorizes the Pledgee to attach each Pledge Amendment to this Agreement and agrees that all such Securities listed on any Pledge Amendment shall for all purposes be deemed Pledged Securities hereunder. Additionally, if any Pledgor shall acquire any Interests at any time or from time to time after the date hereof, such Pledgor will deliver, prior to or concurrently with its relevant Pledge Amendment, complete and correct copies of all Investment Agreements to which such Interests relate, including all schedules and exhibits thereto (and will from time to time thereafter, promptly upon any amendment or modification thereof, deliver a complete and correct copy of the same to the Pledgee), and will use its best efforts to deliver to the Pledgee, prior to or concurrently with the relevant Pledge Amendment, the consents of all Persons required to be obtained under the provisions of the relevant Investment Agreements or under applicable law as a condition to the valid and lawful pledge of such Interests to the Pledgee, each in form and substance satisfactory to the Pledgee. In the event that any pledge of Interests hereunder would be voidable absent any such consents, such pledge shall be deemed void ab initio, and such Pledgor will repledge such Interests hereunder by executing and delivering a new Pledge Amendment promptly upon obtaining such consents.

     (b) Notwithstanding anything to the contrary contained herein, if any Securities (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any stock certificate or similar certificate or instrument, the respective Pledgor will promptly notify the Pledgee thereof and will promptly take all actions required to perfect the security interest of the Pledgee under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, and, without limitation of the foregoing, will, prior to or concurrently with the pledge hereunder of any Interests to which the provisions of this subsection (b) apply, deliver to the relevant partnership, joint venture or other Person a fully completed and duly executed letter in the form of Exhibit B-1, and will obtain from such partnership, joint venture or other Person, and deliver to the Pledgee, promptly upon the registration of such pledge on the books of the issuer and in any event within two (2) days thereafter, a fully completed and duly executed letter in the form of Exhibit B-2. Each Pledgor further agrees to take such actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

     5. Sub-Agents, Endorsements. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the certificates and other instruments evidencing the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the respective Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominees or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

     6. Voting Prior to Event of Default. Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to vote any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast, nor any consent, waiver or ratification given or any action taken, nor any other action taken or fail to be taken, that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, the Overline Credit Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Investment Agreement, or have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease immediately upon the occurrence and at all times during the continuance of an Event of Default, during which time the provisions of Section 8 shall be applicable with respect to the matters referred to in this Section.

     7. Dividends and Other Distributions. Unless an Event of Default shall have occurred and be continuing (or would occur as a result thereof), all cash dividends or distributions payable in respect of the Pledged Stock and Pledged Interests may be paid to the respective Pledgor; provided, that all cash dividends or distributions payable in respect of the Pledged Stock or the Pledged Interests in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of any Subsidiary of any Pledgor (other than any such transaction permitted by the Credit Agreement and the Overline Credit Agreement) that are determined by the Pledgee, in its sole and absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral (unless such cash dividends are applied to the repayment of the Secured Obligations as provided in Section 9). The Pledgee also shall be entitled to receive directly, and to retain as part of the Collateral:

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                    (i)  all other or additional stock or other securities
     or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock or the Pledged Interests;

                   (ii) all other or additional stock or other securities or property (including cash, unless applied to the repayment of the Secured Obligations as provided in Section 9) paid or distributed in respect of the Pledged Stock or the Pledged
     Interests by way of stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                  (iii) all other or additional stock or other securities or property (including cash, unless applied to the repayment of the Secured Obligations as provided in Section 9) paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization
     (other than any such transaction permitted by the Credit
     Agreement).

Nothing contained in this Section shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 4. All dividends, distributions or other payments that are received by any Pledgor contrary to the provisions of this Section and Section 8 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsements).

     8. Remedies Upon Event of Default. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document, any Interest Rate Protection Agreement or by law, including all the rights and remedies of a secured party under the applicable Uniform Commercial Code) for the protection and enforcement of the rights of the Secured Creditors in respect of the Collateral, and shall be entitled, in particular (but without limitation of the foregoing), to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                    (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 7 to such Pledgor;

                   (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                  (iii) to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby constituting and appointing the Pledgee as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so, which power, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect); and

                   (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and to adjourn the same from time to time, and for such price or prices and on such terms as the Pledgee in its sole and absolute discretion may determine to be commercially reasonable; provided, that, unless the Collateral threatens to decline speedily in value, there shall be given to such Pledgor at least ten (10) days' notice of the time and place of any such public sale or the time after which any private sale may be made. Each Pledgor hereby waives and releases, to the fullest extent permitted by law, any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption, and the Pledgee shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Pledgee at such sale. Neither the Pledgee nor any other
     Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

Notwithstanding any other provision contained herein or in any other Credit Document or Investment Agreement, in no event shall the Pledgee or any other Secured Creditor have or assume any of the obligations or liabilities of any Pledgor under any Investment Agreement by virtue of this Agreement or any foreclosure or other action taken by the Pledgee hereunder, even if the Pledgee is deemed to have become a "substitute partner" or acquired any similar status under the terms of any Investment Agreement or applicable law, except to the extent the Pledgee shall have expressly agreed otherwise in writing.

     9. Application of Proceeds.

     (a) Except as specifically otherwise provided in the Credit Agreement and the Overline Credit Agreement, all moneys received by the Pledgee upon any collection, sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:


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



                    (i) first, to the payment of all Secured Obligations owing to the Pledgee of the type described in clauses (v) and (vi) of Section 1;

                   (ii) second, after payment in full of the amounts specified in clause (i) above, to the payment of all other Secured Obligations owing to the Overline Creditors in such manner and order and at such time as the Pledgee shall elect, each Overline Creditor to receive an amount equal to the outstanding amount of the Secured Obligations then owing to it or, if such payment is insufficient to pay in full all such Secured Obligations, its Pro Rata Share (as hereinafter defined) of such payment;

                  (iii) third, after payment in full of the amounts specified in clause (ii) above, to the payment of all other Secured Obligations owing to the Credit Agreement Creditors (including in their capacity as Hedge Creditors) in such manner and order and at such time as the Pledgee shall elect, each Credit Agreement Creditor to receive an amount equal to the outstanding amount of the Secured Obligations then owing to it or, if such payment is insufficient to pay in full all such Secured Obligations, its Pro Rata Share (as hereinafter defined) of such payment; and

                   (iv) fourth, after payment in full of the amounts specified in clauses (i), (ii) and (iii) above, and following the termination of this Agreement (as to all Pledgors) pursuant to Section 18(a), to the Pledgors or to any other Person that may be lawfully entitled to receive such surplus.

     (b) For purposes of clauses (ii) and (iii) of subsection (a) above, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount hereunder, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Secured Obligations owing to such Secured Creditor and the denominator of which is the then outstanding amount of all relevant Secured Obligations.

     (c) For purposes of applying amounts in accordance with this Section, the Pledgee shall be entitled to rely upon the Hedge Creditors or their representative under any Interest Rate Protection Agreements for a determination of the outstanding Secured Obligations owed to the Hedge Creditors. Unless it has actual knowledge (including by way of written notice from a Hedge Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements, or Hedge Obligations (as defined in the Guaranty) in respect thereof, are in existence.

     (d) The Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i), (ii) and (iii) of subsection (a) above.

     10. Purchase of Collateral. Upon any sale of any Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

     11. Indemnification. The Pledgors agree, jointly and severally, to indemnify and hold harmless the Pledgee and each other Secured Creditor from and against any and all claims, demands, losses, judgments and liabilities of every kind or nature, and to reimburse the Pledgee and each other Secured Creditor for all costs and expenses (including, without limitation, reasonable attorneys' fees), arising out of or resulting from this Agreement or the exercise by the Pledgee or any other Secured Creditor of any rights or remedies granted hereunder, under the other Credit Documents or under any Interest Rate Protection Agreements, including, without limitation, from the exercise by the Pledgee of any of its powers or rights under Sections 8, 12(b) or 12(c); provided that neither the Pledgee nor any other Secured Creditor shall be entitled to indemnification pursuant to this Section for claims, demands, losses, judgments and liabilities to the extent caused by its gross negligence or willful misconduct. In no event shall the Pledgee or any other Secured Creditor be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any of the Pledgors under this Section are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

     12. Further Assurances; Pledgee as Attorney-In-Fact; Pledgee
May Perform.

     (a) Each Pledgor agrees that it will join with the Pledgee to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Pledgee may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Pledgee's security interest in the Collateral, and hereby authorizes the Pledgee to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, voting proxies, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry out the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

     (b) Each Pledgor hereby irrevocably appoints the Pledgee its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Pledgee or otherwise, and with full power of substitution in the premises, from time to time in the Pledgee's reasonable discretion (but subject to the rights of such Pledgor under Sections 6 and 7) to take any action and to execute any instrument that the Pledgee may reasonably deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

                    (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                   (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above;

                  (iii) to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee and the other
     Secured Creditors with respect to any of the Collateral;

                   (iv) upon the occurrence of a breach, default or event of default by any Pledgor under any Investment Agreement to which such Pledgor is a party (whether or not the same shall constitute a Default or Event of Default), each Pledgor hereby agreeing promptly to notify the Pledgee thereof, to correct or cure the same (to the extent the respective
     Pledgor shall have failed to do so promptly upon request by the Pledgee) in such manner and to such extent as the Pledgee shall reasonably deem necessary to protect its security interest in the Pledged Interests thereunder, including, without limitation, to appear in and defend any action or proceeding purporting to affect such Interests or the rights and powers of the Secured Creditors, to perform and discharge any material obligation, covenant and agreement of the respective Pledgor under such Investment
     Agreement, and, in exercising any such powers, to incur and pay, for the account of the respective Pledgor, necessary and reasonable costs and expenses (including reasonable attorneys' fees), but without any obligation on the part of the Pledgee to do any of the foregoing; and

                    (v) to perform the affirmative obligations of the Pledgors under this Agreement (including, without limitation, obligations under Section 12(a));

and, in the case of each of clauses (i) through (v) above, the Pledgee shall use its best efforts to give the affected Pledgor notice of any action taken by it in accordance with this Section as soon as practicable after such action is taken; provided, however, that the failure to give any such notice shall not in any way impair the authority of the Pledgee pursuant to this Section or the validity of any action taken by the Pledgee pursuant hereto, or result in any liability on the part of the Pledgee or any other Secured Creditor to any Pledgor or any of its Subsidiaries. The exercise by the Pledgee of any of its rights pursuant to this Section shall not create any further obligation on the part of the Pledgee to exercise any other rights hereunder or to take any other or further action in respect thereof. The power of attorney granted by each Pledgor under this Section, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.

     (c) If any Pledgor fails to perform any agreement contained herein after written request to do so by the Pledgee, the Pledgee may itself perform, or cause performance of, such agreement, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors pursuant to Section 11.

     13. The Pledgee as Agent. The Pledgee will hold all items of the Collateral at any time received under this Agreement in accordance with the terms hereof. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Pledgee shall act hereunder at the direction, or with the consent, of the Required Lenders and the Required Overline Lenders, as applicable, on the terms and conditions set forth in the Credit Agreement and the Overline Credit Agreement, as the case may be. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Pledgee, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Pledgee nor any other Secured Creditor shall be liable to any Pledgor (i) for any loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Pledgee or any other Secured Creditor of any right or remedy under this Agreement or any other act or failure to act on the part of the Pledgee or any other Secured Creditor, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     14. Transfer by the Pledgors; Certain Actions. No Pledgor will (i) sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Pledgee hereunder and except as may be otherwise expressly permitted in accordance with the terms of the Credit Agreement and the Overline Credit Agreement, (ii) withdraw as a shareholder, partner, joint venturer or investor in any of its Subsidiaries, file or pursue any action that may cause a dissolution or liquidation of any of its Subsidiaries or seek any partition or similar relief in respect thereof, except as may be otherwise expressly permitted in accordance with the terms of the Credit Agreement and the Overline Credit Agreement, or
(iii) amend, modify or terminate any Investment Agreement to which it is a party, or agree to do or cause to be done any of the foregoing, in a manner that would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor.

     15. Representations, Warranties and Covenants of the Pledgors. Each Pledgor represents and warrants that, as of the date hereof and as of the date of its execution of any Pledge Amendment (or, in the case of any Person that becomes a Pledgor after the date hereof, as of the date of its execution of any Pledgor Accession (as hereinafter defined) and as of the date of its execution of any Pledge Amendment): (a) it is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of, and has, or at the time pledged hereunder will have, good and marketable title to, all Securities pledged hereunder, subject to no Lien whatsoever other than the security interest created by this Agreement; (b) it has the full power, authority and legal right to pledge all the Securities pledged and to be pledged pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms; (d) no authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by such Pledgor of this Agreement or the consummation by it of the transactions contemplated hereby; (e) neither the execution, delivery or performance of this Agreement by such Pledgor nor compliance by it herewith: (i) conflicts or will conflict with or results or will result in any material breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a material default under, (x) the articles of incorporation, bylaws or other organizational documents of such Pledgor, (y) any law, order, writ, injunction or decree of any court or Governmental Authority, or (z) any written or oral agreement or instrument to which such Pledgor is a party or by which it, or any of its properties, is bound, including, without limitation, any Investment Agreement to which it is a party, (ii) results or will result in the creation or imposition of any Lien upon the properties of such Pledgor pursuant to any such agreement or instrument, except as contemplated by this Agreement, or (iii) requires or will require any consent or approval of any partners or other Persons under any Investment Agreements or other agreements or instruments to which it is a party, other than consents and approvals that have already been obtained and delivered in writing to the Pledgee; (f) all the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable and are subject to no preemptive rights, options to purchase or similar rights; (g) all of the Interests, if any, have been validly acquired and are fully paid for, and such Pledgor is not subject under any Investment Agreement absent its approval to any call for, or otherwise to make, any additional capital contributions; (h) as to any Pledged Securities pledged pursuant to a Pledge Amendment or Pledgor Accession, (x) the Pledged Stock consists of the number and type of shares of the capital stock of the corporations as described in Part I of Annex A to such Pledge Amendment or Pledgor Accession and constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Part I of such Annex A and (y) the Pledged Interests consist of the interests described in Part II of such Annex A and constitute that percentage of the ownership interests in the relevant Persons as is set forth in Part II of such Annex A;
(i) such Pledgor has furnished the Pledgee with correct and complete copies of all Investment Agreements to which such Pledgor is a party, each such Investment Agreement is in full force and effect and there exists no default, breach or event of default thereunder by any party, and, to the knowledge of such Pledgor, each such Investment Agreement sets forth the entire agreement and understanding of the parties thereto in respect of the subject matter thereof, and there are no other agreements or understandings, written or oral, relating to the matters covered thereby; and (j) assuming (y) in the case of certificated Securities, continuous possession by the Pledgee of the Securities, and (z) in the case of all other Securities, the transfer (within the meaning of Section 8-313 of the applicable Uniform Commercial Code) thereof to the Pledgee, the pledge, assignment and delivery of the Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any other Person a Lien on the property or assets of such Pledgor that would include the Securities. Each Pledgor covenants and agrees that it will (i) notify the Pledgee promptly in writing upon the termination or reduction of any of its Interests (and will not consent to any of the same) and upon any breach, default or event of default by such Pledgor or (promptly upon obtaining knowledge thereof) by any other party under any Investment Agreement, (ii) defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all other Persons, and
(iii) have like title to and the right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

     16. Pledgors' Obligations Absolute, etc. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any extension, amendment, modification or restatement of or supplement to the Credit Agreement, the Overline Credit Agreement, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any Investment Agreement, or any assignment or transfer of any of the foregoing or any rights and obligations thereunder; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement, the Credit Agreement, the Overline Credit Agreement, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any Investment Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any Collateral by the Pledgee or its assignee; (d) any limitation on or release of any party's liability or obligations under this Agreement, the Credit Agreement, the Overline Credit Agreement, the Guaranty, any of the other Credit Documents, any Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any Investment Agreement, or any invalidity or unenforceability thereof, in whole or in part; or
(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any of its Subsidiaries, or any action taken with respect to this Agreement or any Investment Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

     17. Registration, Sales Absent Registration.

     (a) If, at any time after the occurrence and during the continuance of an Event of Default, any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of any Pledged Securities, such Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Securities, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

     (b) If, at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 8, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Securities Act,
(ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

     18. Termination, Release.

     (a) After the occurrence of the Termination Date (as hereinafter defined) with respect to any Pledgor, this Agreement shall terminate as to such Pledgor and such Pledgor shall be automatically released hereunder, and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC-3 termination statements to the extent necessary), and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. For purposes of this Agreement, "Termination Date" shall mean, with respect to any Pledgor, the earlier to occur of (i) the date upon which all Overline Obligations, all Credit Obligations and all obligations of the Pledgors hereunder and under the Guaranty have been indefeasibly paid in full, the Overline Commitments and all Letters of Credit under the Overline Credit Agreement have been terminated, the Commitments and all Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement have been terminated and all Interest Rate Protection Agreements have been terminated or (ii) the date upon which such Pledgor has been released from the Guaranty, and its obligations thereunder discharged, pursuant to Section 16 thereof.

     (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement and the Overline Credit Agreement or is otherwise released at the direction of the Required Lenders or the Required Overline Lenders, as applicable (or all of the Lenders or Overline Lenders, if required by the Overline Credit Agreement or the Credit Agreement, as the case may be), the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

     (c) At any time that any Pledgor desires that Collateral be released as provided in subsections (a) or (b) above, it will deliver to the Pledgee a certificate signed by its chief financial officer or another principal executive officer stating that the release of the respective Collateral is permitted pursuant to subsection (a) or (b) above. If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), such Pledgor will furnish appropriate a legal opinions from counsel reasonably acceptable to the Pledgee to the effect set forth in the immediately preceding sentence.

     19. Amendments, etc. No amendment, modification, waiver, discharge or termination of this Agreement or any provision hereof, nor any consent to any departure by any Pledgor therefrom, shall in any event be effective unless in writing and signed by the Pledgee, acting with the concurrence of such of the Lenders or Overline Lenders, as applicable, as may be required under the Credit Agreement or the Overline Credit Agreement, as the case may be, to concur therein, and each Pledgor directly affected thereby (or by the Borrower on its behalf pursuant to the power of attorney granted in Section 22(b)); provided, however, that (x) the Pledgee may, in accordance with the provisions of the Credit Agreement, from time to time require Subsidiaries of the Borrower not already parties hereto, that create or acquire Subsidiaries, to become Pledgors hereunder by executing an instrument of accession hereto in the form of Exhibit C (each, a "Pledgor Accession"), (y) certain Pledgors may from time to time be released automatically herefrom in accordance with the provisions of Section 17 and (z) the Required Lenders or the Required Overline Lenders, as applicable (or such of the Lenders or Overline Lenders, as applicable, as may in any particular case be required thereunder) may from time to time (but without any obligation to do so) release, or direct the Pledgee to release, any Pledgor hereunder, in each case under clauses (x), (y) and (z) above without the necessity of obtaining the consent of any other Pledgor (it being understood that the release or addition hereunder of any Pledgor or of any of its Collateral shall not constitute a change, waiver, discharge or termination affecting any Pledgor other than the Pledgor so released or added); and provided further that any amendment, modification, waiver, discharge, termination or consent at any time affecting the rights and benefits of a single Group (as hereinafter defined) of Secured Creditors, and not all Secured Creditors in a like or similar manner, shall require only the consent of the Required Parties (as hereinafter defined) of such Group at such time. For purposes of the preceding sentence, the term "Group" shall mean and refer to (i) the Credit Agreement Creditors as holders of the Credit Obligations, (ii) the Overline Creditors as holders of the Overline Obligations, or (iii) the Hedge Creditors as holders of the Hedge Obligations, and the term "Required Parties" shall mean, at any time, (A) with respect to the Credit Obligations, such of the Lenders as may be required under the Credit Agreement then to concur in the action being taken, (B) with respect to the Overline Obligations, such of the Overline Lenders as may be required under the Overline Credit Agreement then to concur in the action being taken, and (C) with respect to the Hedge Obligations, the holders of at least a majority of the aggregate obligations of the Pledgor outstanding at such time under all Interest Rate Protection Agreements.

     20. No Waivers, etc. The enumeration of the rights and remedies of the Pledgee and the other Secured Creditors set forth in this Agreement, the Credit Agreement, the Overline Credit Agreement, the other Credit Documents or any Interest Rate Protection Agreements is not intended to be exhaustive, and the exercise by the Pledgee or any other Secured Creditor of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Credit Agreement, under the Overline Credit Agreement, under the other Credit Documents, under any Interest Rate Protection Agreements or under any other agreement between any Pledgor and the Secured Creditors, or any of them, or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Pledgee or any other Secured Creditor in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Pledgors and the Pledgee or any other Secured Creditor or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Pledgee or any other Secured Creditor to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     21. Assignment. No Pledgor may assign this Agreement or any of its rights or obligations hereunder. Any Secured Creditor may assign or otherwise transfer its interest in this Agreement, in whole or in part, in connection with an assignment or other transfer of any or all Secured Obligations held by such Secured Creditor in accordance with the Credit Agreement or the Overline Credit Agreement (including by the sale of participations), any applicable Interest Rate Protection Agreement or other relevant documents, it being understood and agreed that upon any such assignment or other transfer by any Secured Creditor, the Person that becomes the holder of the Secured Obligations that are the subject of such assignment or other transfer shall (except as may be otherwise provided by such Secured Creditor as a term or condition of such assignment or other transfer) have and may exercise all of the rights granted to such Secured Creditor under this Agreement to the extent of that part of or interest in the Secured Obligations so assigned or transferred to such Person. The Pledgor hereby irrevocably waives notice of and consents in advance to the assignment or other transfer as provided above from time to time by any Secured Creditor of the Secured Obligations held by it, or any part thereof or interest therein, and of the corresponding rights and interest of such Secured Creditor hereunder in connection therewith.

     22. Notice; Borrower as Attorney-In-Fact.

     (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

      If to any Pledgor:    Coastal Physician Group, Inc.
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Attention: Chief Financial Officer
                            Telephone: (919) 383-0355
                            Telecopy: (919) 383-3660

      With copies to:       Coastal Physician Group, Inc.
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Attention: Joseph G. Piemont, Esq.
                            Telephone: (919) 383-0355
                            Telecopy: (919) 383-7611

      If to any Credit
      Agreement Creditor
      (including the
      Pledgee):             At its address for notices set forth
                            in the Credit Agreement

      If to any Overline
      Creditor:             At its address for notices set forth
                            in the Credit Agreement (or, if not a
                            party thereto, the Overline Credit
                            Agreement)

      If to any Hedge
      Creditor:             At such address for notices as such
                            Hedge Creditor shall have specified
                            to the Borrower

or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Pledgee shall not be effective until received by the Pledgee.

     (b) Each Pledgor hereby irrevocably designates and appoints the Borrower as its representative for the purpose of receiving any notice or other communication hereunder, and agrees that any notice or other communication given to the Borrower at the address and in the manner specified herein shall be deemed notice to all Pledgors. Further, each Pledgor does hereby irrevocably make, constitute and appoint the Borrower as the true and lawful attorney-in-fact of such Pledgor, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Borrower or otherwise, and with full power of substitution in the premises, from time to time in the Borrower's discretion to agree on behalf of, and sign the name of such Pledgor to, any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Agreement or any other Credit Document, notice or other similar document, and to execute any other documents or instruments, take any other action and do all other things, in each case on behalf of such

Pledgor, that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Agreement and the other Credit Documents. The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless such act, omission, error or mistake shall occur as a result of the gross negligence or willful misconduct of the Borrower. This power, being coupled with an interest, is irrevocable by any Pledgor for so long as this Agreement shall be in effect with respect to such Pledgor. By its signature hereto, the Borrower consents to its appointment as representative to receive notices for and agrees promptly to distribute such notices to, and consents to its appointment as the attorney-in-fact for, each Pledgor as provided for herein.

     23. Binding Effect; Survival. This Agreement shall be binding upon and enforceable against each Pledgor and its successors and permitted assigns. This Agreement shall inure to the benefit of and be enforceable by each Secured Creditor and its successors and assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement, any Pledge Amendment and any Pledgor Accession and shall continue in effect until the termination in full of this Agreement.

     24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     25. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     26. Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

     27. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective, as to any Pledgor, upon the execution of a counterpart hereof or amendment or supplement hereto by such Pledgor.

     IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed under seal by its duly authorized officer as of the date first above written.




     THE SIGNATURES OF THE PLEDGORS EXECUTING THIS AGREEMENT
     AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
              SEQUENTIALLY NUMBERED SIGNATURE PAGES.




     The Borrower hereby joins in this Agreement for purposes of evidencing its consent to, and agreement to perform, the provisions of Section 22(b).


                              COASTAL PHYSICIAN GROUP, INC.


                              By: _______________________________

                              Title: ____________________________





Accepted and agreed to:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as Pledgee


By: _________________________________

Title: ______________________________

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